                                                                     EXHIBIT 3.1



                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   ZLAND, INC.



        ZLand, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The present name of the Corporation is ZLand., Inc. ZLand, Inc. was originally incorporated under the name ZLand, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 29, 1999.

        2. This Second Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

        3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                        I

        1.1 Name. The name of the Corporation is ZLand.com, Inc.

        1.2 Purpose and Duration. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

                                       II

        2.1 Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The registered agent for service of process at that address is Corporation Service Company.

        2.2 Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation (the "Board of Directors") shall be fixed by or in the manner provided in the Bylaws of the Corporation. Directors need not be elected by written ballot.

        2.3 Changes to Certificate of Incorporation and Bylaws. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


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                                       III

        3.1 General. The authorized capital stock of the Corporation is as follows:

               3.1.1 Number and Class. The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is 120,000,000, of which 100,000,000 shares shall be Common Stock, $.01 par value per share, and 20,000,000 shares shall be Preferred Stock, $.01 par value per share. Of the 20,000,000 shares designated as Preferred Stock, 2,220,000 shares shall be designated as "Series A Preferred Stock" (the "Series A Preferred"), and shall have the rights, preferences, privileges and restrictions specified in
Section 3.2 below, 7,823,740 shares shall be designated as "Series B Preferred Stock" (the "Series B Preferred"), and shall have the rights, preferences, privileges and restrictions specified in Section 3.3 below, and 3,333,333 shall be designated as "Series C Preferred Stock" (the "Series C Preferred"), and shall have the rights, preferences, privileges and restrictions specified in
Section 3.4 below. Upon the amendment of this Section 3.1.1 to read as herein set forth, each outstanding share of Common Stock, Series A Preferred and Series B Preferred is split up and converted into 2 fully paid and nonassessable shares of Common Stock, Series A Preferred or Series B Preferred, as the case may be; provided, however, that any fractional shares resulting from such split up and conversion shall be rounded to the nearest whole.

               3.1.2 Rank. The Series A Preferred, the Series B Preferred and the Series C Preferred shall rank (i) senior to the Common Stock of the Corporation as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) on a parity with one another as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and (iii) on a parity with or senior to any additional series of Preferred Stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

               3.1.3 Undesignated Preferred Stock. The remaining 6,622,927 shares of the shares designated as Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized, subject to any limitations prescribed by the laws of the State of Delaware, (i) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock consistent with the limitations of this Certificate of Incorporation, (ii) to fix the number of shares comprising any such series and the designation thereof, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, and (iii) to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series (but not below the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or the conversion of any outstanding securities issued by the Corporation into shares of such series).

        3.2 Series A Preferred. A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred and the holders thereof is as follows:



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               3.2.1 Dividends. The holders of Series A Preferred shall have dividend rights as follows:

                      (a) The holders of the Series A Preferred, on a pari passu basis with the holders of shares of any class or series of the Corporation's capital stock ranking, as to dividends, on a parity ("Parity Dividend Stock") with the Series A Preferred, shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $.02425 per share, per annum, payable in preference and priority to any payment of any dividend on Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to dividends, junior to the Series A Preferred, when and as declared by the Board of Directors. The right to such dividends on the Series A Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year. After payment of such dividends to the holders of the Series A Preferred and any Parity Dividend Stock, any additional dividends declared shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to dividends, senior to Common Stock, in accordance with the terms of such class or series, and finally among all holders of Series A Preferred, Parity Dividend Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having dividend rights, pro rata as if all shares of Series A Preferred, Parity Dividend Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common Stock had been converted into or exchanged for Common Stock at such time and the dividends were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

                      (b) No dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred. No full dividends shall be paid or declared and set apart for payment on the Series A Preferred for any period, no purchase, redemption or other acquisition of Parity Dividend Stock shall be made and no monies shall be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series A Preferred or any Parity Dividend Stock unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full upon the Series A Preferred and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Preferred and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Preferred and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred and the Parity Dividend Stock bear to each other.

                      (c) If the Corporation has declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series A Preferred (as provided in Section 3.2.3), the Corporation shall, subject to the availability of funds from which such dividends may lawfully be paid, at the option of each holder, pay in cash to each holder of Series A Preferred subject to conversion the full amount of any such dividends or allow such dividends



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to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 3.2.3.

               3.2.2 Liquidation Preference. The holders of Series A Preferred shall have a liquidation preference as follows:

                      (a) Relative Preferences. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, on a pari passu basis with holders of any other class or series of the Corporation's capital stock having parity as to liquidation rights ("Parity Liquidation Stock") with the Series A Preferred and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, junior to the Series A Preferred, by reason of their ownership thereof, the amount of $.485 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) for each share of Series A Preferred then held by them plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred and the Parity Liquidation Stock are insufficient to permit the payment to the holders of the Series A Preferred the full preferential amounts to which they are entitled pursuant to this Section 3.2.2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and the Parity Liquidation Stock in proportion to the full liquidation preference to which such holder is entitled.

                      (b) Distribution. After payment has been made to the holders of the Series A Preferred and the Parity Liquidation Stock of the respective amounts to which they shall be entitled as provided in Section 3.2.2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, senior to the Common Stock, in accordance with the terms of such class or series, and finally among the holders of Series A Preferred, Parity Liquidation Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having liquidation rights, pro rata as if all shares of Series A Preferred, Parity Liquidation Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common Stock had been converted into or exchanged for Common Stock at such time and such assets were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

               3.2.3 Conversion. The holders of the Series A Preferred shall have conversion rights as follows:

                      (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.485 by the then applicable Series A Conversion Price (as defined below), determined as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $.485



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per share of Common Stock. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

                      (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price, as applicable, (i) upon the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of at least $1.50 (as adjusted for stock splits, reverse stock splits and the like) and an aggregate offering price to the public of not less than $5,000,000, (ii) upon the affirmative vote of the holders of a majority of the shares of Series A Preferred, voting as a single class, outstanding at the time of such vote or (iii) upon the closing of an underwritten public offering pursuant to approval of an application to list the Corporation's Common Stock on the Neuer Markt of the Frankfurt Stock Exchange. In the event of a public offering described in clauses (i) or (iii) of the preceding sentence, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such public offering.

                      (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the per share fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects, pursuant to Section 3.2.1, to receive declared but unpaid dividends on the Series A Preferred proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Series A Preferred which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities as described in clauses (i) or (iii) of the preceding paragraph, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to such closing.



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                      (d) Adjustments to Series A Conversion Price for Diluting
Issues.

                             (i) Special Definitions. For purposes of this
Section 3.2.3 and Section 3.3.3, the following definitions shall apply.

                                    (1) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                    (2) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock, the Series A Preferred and the Series B Preferred) or other securities convertible into or exchangeable for Common Stock.

                                    (3) "Series A Original Issue Date" shall
mean the date on which the first share of Series A Preferred was first issued by the Corporation's predecessor, ZLand, Inc., a California corporation ("ZLand California").

                                    (4) "Series B Original Issue Date" means the
date on which the first share of Series B Preferred was first issued by ZLand California.

                                    (5) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Section 3.2.3(d)(iii) or 3.3.3(d)(iii), deemed to be issued) by the Corporation or ZLand California other than shares of Common Stock issued or issuable:

                                            (A) upon conversion of shares of the
Series A Preferred or the Series B Preferred;

                                            (B) to officers or employees or
directors of, or consultants to, the Corporation or ZLand California pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors of such company;

                                            (C) as a dividend or distribution on
the Series A Preferred or the Series B Preferred;

                                            (D) upon exercise or conversion of
warrants to purchase shares of stock of the Corporation or ZLand California issued in connection with equipment lease financing transactions, bank financing transactions or real estate leasing transactions approved by the Board of Directors of such company, where the issuance of such warrants is not principally for the purpose of raising additional equity capital for such company;

                                            (E) upon exercise of warrants issued
by ZLand California in connection with the Series B Preferred, of existing warrants issued by ZLand California to purchase up to 724,300 shares of Common Stock, of existing warrants issued by ZLand California to purchase up to 328,330 shares of Series A Preferred and of existing warrants issued by ZLand California to purchase up to 449,640 shares of Series B Preferred, and upon



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conversion of convertible notes issued by ZLand California convertible into up to 899,280 shares of Series B Preferred;

                                            (F) by way of dividend or other
distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D) and (E) or on shares of Common Stock so excluded; and

                                            (G) pursuant to any transaction
effective after the Series A Original Issue Date or Series B Original Issue Date, as the case may be, and with respect to which the holders of a majority of the then outstanding Series A Preferred or the Series B Preferred, as the case may be, consent in writing to the waiver of the adjustment provision of this
Section 3.2.3(d)(i)(5).

                             (ii) No Adjustment of Series A Conversion Price. No
adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation or ZLand California is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue. No adjustment in the Series A Conversion Price pursuant to Section 3.2.3(d)(iv) shall be made as a result of any stock dividend or subdivision which causes an adjustment in the Series A Conversion Price pursuant to Section 3.2.3(e).

                             (iii) Deemed Issue of Additional Shares of Common
Stock. Subject to Section 3.2.3(d)(i)(5), if the Corporation at any time or from time to time after the Series A Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to the Series A Preferred unless the consideration per share (determined pursuant to Section 3.2.3(d)(v)) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustment in the
Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the


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consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                            (C) on the expiration or
cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which have not been exercised, if the Series A Conversion Price has been adjusted upon the original issuance thereof or has been subsequently adjusted pursuant to clause (B) above, the Series A Conversion Price shall be recomputed as if:

                                                   (1) in the case of
Convertible Securities or Options to purchase Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any, and

                                                   (2) in the case of Options to
purchase Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clauses (B) and (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                             (iv) Adjustment of Series A Conversion Price of
Series A Preferred Upon Issuance of Additional Shares of Common Stock. If after the Series A Original Issue Date Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.2.3(d)(iii)) are issued without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the



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number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 3.2.3(d)(iv) all shares of Common Stock issuable upon conversion of outstanding Convertible Securities, Options and the Series A Preferred shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3.2.3(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                             (v) Determination of Consideration. For purposes of
this Section 3.2.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1) Cash and Property. Such consideration
shall:

                                            (A) insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation;

                                            (B) insofar as it consists of
securities (i) if the securities are then traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system (or, if the securities are not traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system but are traded on an internationally recognized exchange), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to receipt by the Corporation,
(ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30-day period ending three days prior to the receipt by the Corporation, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Corporation, as determined in good faith by the Board of Directors of the Corporation;

                                            (C) insofar as it consists of
property other than cash and securities, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (D) if Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A), (B) and (C) above, as determined in good faith by the Board of Directors.

                                    (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.2.3(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing



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                                            (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                            (y) the maximum number of shares of
Common Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (e) Adjustments for Stock Dividends, Subdivisions, Combinations, or Consolidations. If the Corporation pays a stock dividend on the Common Stock, or the outstanding shares of Common Stock are subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the Series A Conversion Price in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately adjusted.

                      (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section
3.2.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                      (g) Notices of Record Date. If the Corporation shall propose at any time:

                             (i) to declare any dividend or distribution upon
its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus,

                             (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights,

                             (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                             (iv) to merge with or into any other corporation
(other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than 50% of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;



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

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred:

                                    (1) at least 20 days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (iii) and (iv) above; and

                                    (2) in the case of the matters referred to
in subparagraphs (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred shares at the address for each such holder as shown on the books of the Corporation.

                      (h) Recapitalization. If at any time or from time to time there is a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3.2.3 or in Section 3.3.3) provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.2.3 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 3.2.3 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

               3.2.4 Voting Rights. Except as otherwise required by law and as provided in Section 3.2.5, the holders of Series A Preferred shall be entitled to notice of any stockholders' meeting and to vote with the Common Stock and any other series of Preferred Stock having the right to vote generally as a single class upon any matter submitted to the stockholders for a vote. Each holder of Series A Preferred shall have one vote for each full share of Common Stock into which its respective shares of Series A Preferred would be convertible on the record date for the vote.

               3.2.5 Protective Provisions. In addition to any other rights provided by law and except as provided by law, so long as any Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, voting as a separate class on an as-converted basis:

                      (a) authorize or issue shares of any class of stock having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series A Preferred, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series A Preferred;

                      (b) redeem or purchase any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original cost paid for such shares (unless a repurchase price other than such cost is unanimously approved by the Board of Directors) from employees, officers, directors, consultants or other persons performing services for the Corporation upon the termination of the employment, consulting or other relationship between the Corporation and such persons;

                      (c) increase the total number of authorized shares of Series A Preferred;

                      (d) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred so as to affect them adversely;

                      (e) consummate a sale of all or substantially all of the Corporation's assets or any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which would result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction holding less than 50% of the voting power of the surviving entity immediately following such transaction.

               3.2.6 Status of Converted Stock. If any shares of Series A Preferred are converted into Common Stock pursuant to Section 3.2.3, the shares of Series A Preferred so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

               3.2.7 Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

        3.3 Series B Preferred. A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Series B Preferred and the holders thereof is as follows:

               3.3.1  Dividends.

                      (a) The holders of the Series B Preferred, on a pari passu basis with the holders of any Parity Dividend Stock, shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $.06 per share, per annum, payable in preference and priority to any payment of any dividend on Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to dividends, junior to the Series B Preferred, when and as declared by the Board of Directors. The right to such dividends on the Series B Preferred shall not be cumulative, and no right shall accrue to holders of Series B Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year. After payment of such dividends to the holders of the Series B Preferred and any Parity Dividend Stock, any additional dividends declared shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to dividends, senior to the Common Stock, in accordance with the terms of such class or series, and finally among all holders of Series B Preferred, Parity Dividend Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having dividend rights, pro rata as if all shares of Series B Preferred, Parity Dividend Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common Stock had been converted into or exchanged for Common Stock at such time and the dividends were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

                      (b) No dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred for any period, no purchase, redemption or other acquisition of Parity Dividend Stock shall be made and no monies shall be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series B Preferred or any Parity Dividend Stock unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full upon the Series B Preferred and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Preferred and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred and Parity Dividend Stock bear to each other.

                      (c) If the Corporation has declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series B Preferred (as provided in Section 3.3.3), the Corporation shall, subject to the availability of funds from which such dividends may lawfully be paid, at the option of each holder, pay in cash to each holder of Series B Preferred subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 3.3.3.

               3.3.2 Liquidation Preference. The holders of Series B Preferred shall have a liquidation preference as follows:

                      (a) Relative Preferences. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive, on a pari passu basis with the holders of any Parity Liquidation Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, junior to the Series B Preferred, by reason of their ownership thereof, a liquidation preference in the amount of $1.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) for each share of Series B Preferred then held by them plus an amount equal to all declared but unpaid dividends on such shares of Series B Preferred. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred and the Parity Liquidation Stock are insufficient to permit the payment to the holders of the Series B Preferred the full preferential amounts to which they are entitled pursuant to this Section 3.3.2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred and the Parity Liquidation Stock in proportion to the full liquidation preference to which such holder is entitled.

                      (b) Distribution. After payment has been made to the holders of the Series B Preferred and the Parity Liquidation Stock of the respective amounts to which they shall be entitled as provided in Section 3.3.2(a), the remaining assets of the Corporation available for distribution to stockholders shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, senior to the Common Stock, in accordance with the terms of such class or series, and finally among the holders of Series B Preferred, Parity Liquidation Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having liquidation rights, pro rata as if all shares of Series B Preferred, Parity Liquidation Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common Stock had been converted into Common Stock at such time and such assets were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

               3.3.3 Conversion. The holders of the Series B Preferred shall have conversion rights as follows:

                      (a) Right to Convert. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the then applicable Series B Conversion Price (as defined below), determined as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred ("Series B Conversion Price") shall initially be $1.00 per share of Common Stock. The initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

                      (b) Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price, as applicable, (i) upon the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of at least $1.50 (as adjusted for stock splits, reverse stock splits and the like) and an aggregate offering price to the public of not less than $5,000,000, (ii) upon the affirmative vote of the holders of a majority of the shares of Series B Preferred, voting as a single class, outstanding at the time of such vote or (iii) upon the closing of an underwritten public offering pursuant to approval of an application to list the Corporation's Common Stock on the Neuer Markt of the Frankfurt Stock Exchange. In the event of a public offering described in clauses (i) or (iii) of the preceding sentence, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such public offering.

                      (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the per share fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects, pursuant to Section 3.3.1, to receive declared but unpaid dividends on the Series B Preferred proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Series B Preferred which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities as described in clauses (i) or (iii) of the preceding paragraph, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to such closing.

                      (d) Adjustments to Series B Conversion Price for Diluting Issues.

                             (i) No Adjustment of Series B Conversion Price. No
adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation or ZLand California is less than the Series B Conversion Price in effect on the date of, and immediately prior to such issue. No adjustment in the Series B Conversion Price pursuant to Section 3.3.3(d)(iii) shall be made as a result of any stock dividend or subdivision which causes an adjustment in the Series B Conversion Price pursuant to Section 3.3.3(e) below.

                             (ii) Deemed Issue of Additional Shares of Common
Stock. Subject to Section 3.2.3(d)(i)(5), if the Corporation at any time or from time to time after the

Series B Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to the Series B Preferred unless the consideration per share (determined pursuant to Section 3.3.3(d)(iv)) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustment in the
Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                            (C) on the expiration or
cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which have not been exercised, if the Series B Conversion Price has been adjusted upon the original issuance thereof or has been subsequently adjusted pursuant to clause (B) above, the Series B Conversion Price shall be recomputed as if:

                                                   (1) in the case of
Convertible Securities or Options to purchase Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any, and

                                                   (2) in the case of Options to
purchase Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clauses (B) and (C) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                             (iii) Adjustment of Series B Conversion Price Upon
Issuance of Additional Shares of Common Stock. If after the Series B Original Issue Date Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3.3(d)(ii)) are issued without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 3.3.3(d)(iii), all shares of Common Stock issuable upon conversion of outstanding Convertible Securities, Options and the Series B Preferred shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3.3.3(d)(ii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                             (iv) Determination of Consideration. For purposes
of this Section 3.3.3(d) the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1) Cash and Property. Such consideration
shall:

                                            (A) insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation;

                                            (B) insofar as it consists of
securities (i) if the securities are then traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system (or, if the securities are not traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system but are traded on an internationally recognized exchange), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to receipt by the Corporation,
(ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30-day period ending three days prior to the receipt by the Corporation, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Corporation, as determined in good faith by the Board of Directors of the Corporation;

                                            (C) insofar as it consists of
property other than cash and securities, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (D) if Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in paragraphs (A), (B) and (C) above, as determined in good faith by the Board of Directors.

                                    (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3.3(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                                            (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                            (y) the maximum number of shares of
Common Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (e) Adjustments for Stock Dividends, Subdivisions, Combinations, or Consolidations. If the Corporation pays a stock dividend on the Common Stock, or the outstanding shares of Common Stock are subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the Series B Conversion Price in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately adjusted.

                      (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred against impairment.

                      (g) Notices of Record Date. If the Corporation proposes at any time:

                             (i) to declare any dividend or distribution upon
its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                             (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                             (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                             (iv) to merge with or into any other corporation
(other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than 50% of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred:

                                    (1) at least 20 days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in paragraphs (iii) and (iv) above; and

                                    (2) in the case of the matters referred to
in paragraphs (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series B Preferred shares at the address for each such holder as shown on the books of the Corporation.

                      (h) Recapitalization. If at any time or from time to time there is a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3.3.3 or in Section 3.2.3) provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.3.3 with respect to the rights of the holders of the Series B Preferred after the recapitalization to the end that the provisions of this Section 3.3.3 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

               3.3.4 Voting Rights. Except as otherwise required by law and as provided in Section 3.3.5, the holders of Series B Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote with the Common Stock and any other series of Preferred Stock having the right to vote generally as a single class upon any matter submitted to the stockholders for a vote. Each holder of Series B Preferred shall have one vote for each full share of Common Stock into which its respective shares of Series B Preferred would be convertible on the record date for the vote.

               3.3.5 Protective Provisions. In addition to any other rights provided by law and except as provided by law, so long as any Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred, voting as a separate class on an as-converted basis:

                      (a) authorize or issue shares of any class of stock having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series B Preferred, or authorize or issue shares of stock of any class of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series B Preferred;

                      (b) redeem or purchase any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original cost paid for such shares (unless a repurchase price other than such cost is unanimously approved by the Board of Directors) from employees, officers, directors, consultants or other persons performing services for the Corporation upon the termination of the employment, consulting or other relationship between the Corporation and such persons;

                      (c) increase the total number of authorized shares of Series B Preferred;

                      (d) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred so as to alter them adversely; or

                      (e) consummate a sale of all or substantially all of the Corporation's assets or any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which would result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction holding less than 50% of the voting power of the surviving entity immediately following such transaction.

               3.3.6 Status of Converted Stock. If any shares of Series B Preferred are converted into Common Stock pursuant to Section 3.3.3, the shares of Series B Preferred so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

               3.3.7 Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

        3.4 Series C Preferred. A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Series C Preferred and the holders thereof is as follows:

               3.4.1 Dividends. The holders of Series C Preferred shall have dividend rights as follows:

                      (a) The holders of the Series C Preferred, on a pari passu basis with the holders of any Parity Dividend Stock, shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $.27 per share, per annum, payable in preference and priority to any payment of any dividend on Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to dividends, junior to the Series C Preferred, when and as declared by the Board of Directors. The right to such dividends on the Series C Preferred shall not be cumulative, and no right shall accrue to holders of Series C Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year. After payment of such dividends to the holders of the Series C Preferred and any Parity Dividend Stock, any additional dividends declared shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to dividends, senior to Common Stock, in accordance with the terms of such class or series, and finally among all holders of Series C Preferred, Parity Dividend Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having dividend rights, pro rata as if all shares of Series C Preferred, Parity Dividend Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common Stock had been converted into or exchanged for Common Stock at such time and the dividends were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

                      (b) No dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Preferred. No full dividends shall be paid or declared and set apart for payment on the Series C Preferred for any period, no purchase, redemption or other acquisition of Parity Dividend Stock shall be made and no monies shall be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series C Preferred or any Parity Dividend Stock unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full upon the Series C Preferred and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Preferred and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Preferred and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Preferred and the Parity Dividend Stock bear to each other.

                      (c) If the Corporation has declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series C Preferred (as provided in Section 3.4.3), the Corporation shall, subject to the availability of funds from which such dividends may lawfully be paid, at the option of each holder, pay in cash to each holder of Series C Preferred subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 3.4.3.

               3.4.2 Liquidation Preference. The holders of Series C Preferred shall have a liquidation preference as follows:

                      (a) Relative Preferences. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred shall be entitled to receive, on a pari passu basis with holders of any Parity Liquidation Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, junior to the Series C Preferred, by reason of their ownership thereof, the amount of $4.50 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) for each share of Series C Preferred then held by them plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred and the Parity Liquidation Stock are insufficient to permit the payment to the holders of the Series C Preferred the full preferential amounts to which they are entitled pursuant to this Section 3.4.2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred and the Parity Liquidation Stock in proportion to the full liquidation preference to which such holder is entitled.

                      (b) Distribution. After payment has been made to the holders of the Series C Preferred and the Parity Liquidation Stock of the respective amounts to which they shall be entitled as provided in Section 3.4.2(a), the remaining assets of the Corporation available for distribution to stockholders shall be distributed among holders of shares of any other class or series of the Corporation's capital stock ranking, as to liquidation rights, senior to the Common Stock, in accordance with the terms of such class or series, and finally among the holders of Series C Preferred, Parity Liquidation Stock, Common Stock and shares of any other class or series of the Corporation's capital stock having liquidation rights, pro rata as if all shares of Series C Preferred, Parity Liquidation Stock and shares of such other class or series of the Corporation's capital stock that are convertible into or exchangeable for shares of Common

Stock had been converted into or exchanged for Common Stock at such time and such assets were being distributed in equal shares among all shares of Common Stock that would be outstanding in such case.

               3.4.3 Conversion. The holders of the Series C Preferred shall have conversion rights as follows:

                      (a) Right to Convert. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the then applicable Series C Conversion Price (as defined below), determined as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred ("Series C Conversion Price") shall initially be $4.50 per share of Common Stock. The initial Series C Conversion Price shall be subject to adjustment as hereinafter provided.

                      (b) Automatic Conversion. Each share of Series C Preferred shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price, as applicable, (i) upon the closing of a firm commitment underwritten public offering of Common Stock for the account of the Corporation to the public at a price per share of at least $4.50 (as adjusted for stock splits, reverse stock splits and the like) and an aggregate offering price to the public of not less than $10,000,000 and net proceeds to the Corporation of at least $8,000,000 or (ii) upon the affirmative vote of the holders of at least 2/3 (66.67%) of the shares of Series C Preferred, voting as a single class, outstanding at the time of such vote. In the event of an offering described in clause (i) of the preceding sentence, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Preferred shall not be deemed to have converted such Series C Preferred until immediately prior to the closing of such underwritten public offering.

                      (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Series C Preferred shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects, pursuant to Section 3.4.1, to receive declared but unpaid dividends on the Series C Preferred proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Series C Preferred which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C

Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C Preferred shall not be deemed to have converted such Series C Preferred until immediately prior to such closing.

                      (d) Adjustments to Series C Conversion Price for Diluting Issues.

                             (i) Special Definitions. For purposes of this
Section 3.4.3, the following definitions shall apply.

                                    (1) "Options" means rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                    (2) "Convertible Securities" means any
evidences of indebtedness, shares (other than Common Stock, the Series A Preferred, the Series B Preferred and the Series C Preferred) or other securities convertible into or exchangeable for Common Stock.

                                    (3) "Original Issue Date" means the date on
which the first share of Series C Preferred was first issued.

                                    (4) "Additional Shares of Common Stock"
means all shares of Common Stock issued (or, pursuant to Section 3.4.3(d)(iii), deemed to be issued) by the Corporation other than shares of Common Stock issued or issuable:

                                            (A) upon conversion of shares of the
Series A Preferred, the Series B Preferred or the Series C Preferred;

                                            (B) to officers or employees or
directors of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors;

                                            (C) as a dividend or distribution on
the Series A Preferred, the Series B Preferred or the Series C Preferred;

                                            (D) upon exercise or conversion of
warrants to purchase shares of stock of the Corporation issued in connection with equipment lease financing transactions, bank financing transactions or real estate leasing transactions approved by the Board of Directors, where the issuance of such warrants is not principally for the purpose of raising additional equity capital for the Corporation;

                                            (E) upon exercise of warrants to
purchase Common Stock of the Corporation and upon conversion of notes convertible into Common Stock or any series of Preferred Stock of the Corporation outstanding on the Original Issue Date;

                                            (F) by way of dividend or other
distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D) and (E) or on shares of Common Stock so excluded; and

                                            (G) pursuant to any transaction
effective after the Original Issue Date and with respect to which the holders of a majority of the then outstanding Series C Preferred consent in writing to the waiver of the adjustment provision of this Section 3.4.3(d)(i)(4).

                             (ii) No Adjustment of Series C Conversion Price. No
adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue. No adjustment in the Series C Conversion Price pursuant to Section 3.4.3(d)(iv) shall be made as a result of any stock dividend or subdivision which causes an adjustment in the Series C Conversion Price pursuant to Section 3.4.3(e).

                             (iii) Deemed Issue of Additional Shares of Common
Stock. Subject to Section 3.4.3(d)(i)(4), if the Corporation at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to the Series C Preferred unless the consideration per share (determined pursuant to Section 3.4.3(d)(v) of such Additional Shares of Common Stock would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional Shares of Common Stock are deemed to be issued:

                                            (A) no further adjustment in the
Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                            (C) on the expiration or
cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series C Conversion Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (ii) above, the Series C Conversion Price shall be recomputed as if:

                                                   (1) in the case of
Convertible Securities or Options to purchase Common Stock, the only Additional Shares of Common Stock issued were shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any, and

                                                   (2) in the case of Options to
purchase Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (D) no readjustment pursuant to
clauses (B) and (C) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                             (iv) Adjustment of Series C Conversion Price Upon
Issuance of Additional Shares of Common Stock. If, after the Original Issue Date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.4.3(d)(iii)) are issued without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 3.4.3(d)(iv), all shares of Common Stock issuable upon conversion of outstanding Convertible Securities, Options and the Series C Preferred shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3.4.3(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                             (v) Determination of Consideration. For purposes of
this Section 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common stock shall be computed as follows:

                                    (1) Cash and Property. Such consideration
shall:

                                            (A) insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation;

                                            (B) insofar as it consists of
securities (i) if the securities are then traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system (or, if the securities are not traded on a national securities exchange, the Nasdaq Stock Market or a similar national quotation system but are traded on an internationally recognized exchange), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to receipt by the Corporation,
(ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30-day period ending three days prior to the receipt by the Corporation, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Corporation, as determined in good faith by the Board of Directors of the Corporation;

                                            (C) insofar as it consists of
property other than cash and securities, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (D) if Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in paragraphs (A), (B) and (C) above, as determined in good faith by the Board of Directors.

                                    (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4.3(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                            (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                            (y) the maximum number of shares of
Common Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (e) Adjustments for Stock Dividends, Subdivisions, Combinations, or Consolidations. If the Corporation pays a stock dividend on the Common Stock, or the outstanding shares of Common Stock are subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the Series C Conversion Price in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately adjusted.

                      (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section
3.4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred against impairment.

                      (g) Notices of Record Date. If the Corporation proposes at any time:

                             (i) to declare any dividend or distribution upon
its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                             (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                             (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                             (iv) to merge with or into any other corporation
(other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than 50% of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series C Preferred:

                                    (1) at least 20 days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in paragraphs (c) and (d) above; and

                                    (2) in the case of the matters referred to
in paragraphs (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series C Preferred shares at the address for each such holder as shown on the books of this Corporation.

                      (h) Recapitalization. If at any time or from time to time there is a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3.4.3 or in Section 3.4.2) provision shall be made so that the holders of the Series C Preferred shall thereafter be entitled to receive upon conversion of the Series C Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.4.3 with respect to the rights of the holders of the Series C Preferred after the recapitalization to the end that the provisions of this Section 3.4.3 (including adjustment of the Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

               3.4.4  Voting Rights.

                      (a) Except as otherwise required by law and as provided in
Section 3.4.5, the holders of Series C Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote with the Common Stock and any other series of Preferred Stock having the right to vote generally as a single class upon any matter submitted to the stockholders for a vote, as follows: (i) each holder of Series C Preferred shall have one vote for each full share of Common Stock into which its respective shares of Series C Preferred would be convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

                      (b) The holders of Series C Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors.

               3.4.5 Protective Provisions. In addition to any other rights provided by law and except as provided by law, so long as any Series C Preferred is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class on an as-converted basis:

                      (a) authorize or issue shares of any class of stock having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series C Preferred, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to voting, dividends or upon liquidation superior to or on a parity with any such preference or priority of the Series C Preferred;

                      (b) redeem or purchase any of the Common Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original cost paid for such shares (unless a repurchase price other than cost is unanimously approved by the Board of Directors) from employees, officers, directors, consultants or other persons performing services for the Corporation upon the termination of the employment, consulting or other relationship between the Corporation and such persons;

                      (c) increase the total number of authorized shares of Series C Preferred;

                      (d) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred so as to affect them adversely;

                      (e) consummate a sale of all or substantially all of the Corporation's assets or any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which would result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction holding less than 50% of the voting power of the surviving entity immediately following such transaction.

               3.4.6 Status of Converted Stock. If any shares of Series C Preferred are converted into Common Stock pursuant to Section 3.4.3, the shares of Series C Preferred so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

               3.4.7 Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                       IV

        4.1 Limitation of Directors' Liability. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article IV shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

        4.2 Indemnification of Corporate Agents.

               4.2.1 The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

               4.2.2 In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article.

               4.2.3 Sections 4.2.1 and 4.2.2 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

               4.2.4 The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

        4.3 Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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

        IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on December 29, 1999.

                                                ZLAND, INC.


                                                By: /s/ GREGG AMBER
                                                    ----------------------------
                                                    Gregg Amber, Secretary



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